EXHIBIT 3.18

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:24 PM 06/14/2006
FILED 12:21 PM 06/14/2006
SRV 060573759 - 4174828 FILE

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE OF FORMATION

•	First: The name of the limited liability company is Monroe Gas Storage Company, LLC

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Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, DE 19801. The name of its Registered agent at such address is The Corporation Trust Company.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is ____________.”)

•	Fourth: (Insert any other matters the members determine to include herein.)
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In Witness Whereof, the undersigned have executed this Certificate of Formation this 14th day of June, 2006.

By: /s/ Jody Ellis
Authorized Person
Name: Jody Ellis